UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

GREATBATCH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

The following information supplements the proxy statement of Greatbatch, Inc. (“we” or the “Company”) furnished to common stockholders of record on or about April 18, 2016 in connection with the solicitation of proxies by the Board of Directors for the Company’s 2016 Annual Meeting of Stockholders. The 2016 Annual Meeting of Stockholders will be held on Tuesday, May 24, 2016 at 9:00 a.m., Central Daylight Time, at The Westin Minneapolis, 88 South 6th Street, Minneapolis, Minnesota 55402. This supplement to the Proxy Statement (the “Supplement”) is being filed with the Securities and Exchange Commission and being made available to stockholders on May 11, 2016 to supplement information presented in the section of the Proxy Statement described below. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to them in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

In the section of the Proxy Statement entitled “Proposal 2 — Approval of the Adoption of the Greatbatch, Inc. 2016 Stock Incentive Plan — Key Terms,” we included a summary of the material features of the 2016 Plan. This summary was qualified by reference to the full text of the 2016 Plan, which was attached as an exhibit to the Proxy Statement. This summary contained a section that read as follows (bold emphasis added):

“Not Permitted:	(1)	Granting stock options or stock appreciation rights at a price below market price on the date of grant.

	(2)	Repricing of a stock option or stock appreciation right without stockholder approval.

	(3)	Granting stock options and stock appreciation rights to any one employee during any fiscal year in excess of 200,000 shares.

	(4)	Granting restricted stock, restricted stock units and stock bonuses to any one employee during any fiscal year in excess of 200,000 shares.

	(5)	Granting shares of Company Stock subject to incentive awards awarded during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, in excess of $500,000 in total value”

The annual limitations on the granting of (i) stock options and stock appreciation rights and (ii) restricted stock, restricted stock units and stock bonuses, in either case, to any one employee during any fiscal year as described above, and which are set forth in Section 3(d) of the 2016 Plan, have been established in part so as to qualify grants for the performance-based compensation exemption under Section 162(m) of the IRC. Section 3(d) of the 2016 Plan also permits the Company to grant (i) stock options and stock appreciation rights or (ii) restricted stock, restricted stock units and stock bonuses to any employee in excess of these annual limits if the Compensation Committee determines, which determination may be made in the Compensation Committee’s sole discretion, that compliance with, or subjecting the Company to, the limitations of the performance-based compensation exemption under Section 162(m) of the IRC is inadvisable or unnecessary. This means that if the Compensation Committee determines that compliance with the requirements of the performance-based compensation exemption under Section 162(m) of the IRC is inadvisable or unnecessary, the Compensation Committee may grant (i) stock options and stock appreciation rights or (ii) restricted stock, restricted stock units and stock bonuses to any one employee in any fiscal year in excess of the 200,000 share limit described in the section of the Proxy Statement set out above.

IF YOU HAVE ALREADY VOTED BY SUBMITTING A PROXY CARD OR BY TELEPHONE OR THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING. YOUR VOTE WILL BE TABULATED AS YOU INSTRUCTED IN THE PROXY YOU ALREADY SUBMITTED OR AS YOU VOTED BY TELEPHONE OR THE INTERNET.

If you are a beneficial owner of shares of the Company’s common stock that are held in street name by a broker, bank or other intermediary that has already voted using the form of proxy or instruction card sent by your broker, bank or other intermediary and do not wish to change your instructions, you do not need to do anything. Your shares of the Company’s common stock will be voted as you instructed in the form of proxy or instruction card from your broker, bank or other intermediary.

If you wish to revoke your proxy, the method by which you hold your shares (stockholder of record or beneficial owner), determines how and when you may revoke your proxy. A stockholder of record may revoke a proxy that has been previously given at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to the Corporate Secretary, at 10000 Wehrle Drive, Clarence, New York 14031, or by voting in person at the 2016 Annual Meeting of Stockholders. A beneficial owner must follow the instructions from his or her broker, bank or other intermediary to revoke his previously given proxy or instruction card.

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